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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM



To: Microfield Group, Inc.

As independent certified public accountants, we hereby consent to the inclusion in the foregoing Form SB-2 Registration Statement our report dated April 22, 2005 relating to the consolidated financial statements of Microfield Group, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
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Russell Bedford Stefanou Mirchandani LLP


McLean, Virginia
February 10, 2006